EXHIBIT 3


                            ARTICLES OF INCORPORATION


         The undersigned Incorporator hereby adopts the following Articles of Incorporation in order to form a corporate entity under Minnesota Statutes, Chapter 302A:


ARTICLE I:

         The name of this Corporation shall be: Virtualmoney, Inc.

ARTICLE II:

         The duration of this Corporation is to be perpetual.

ARTICLE III:

         The purpose of this Corporation shall be to conduct general business activities, which conform with the laws of the State of Minnesota and the country of the United States.

ARTICLE IV:

         The registered office of this Corporation shall be Suite A-310, 15300 37th Avenue, in the City of Plymouth, State of Minnesota with the Zip Code of 55446.

ARTICLE V:

         The Corporation shall be authorized to issue 10,000,000 shares of common stock with no par value. Each shareholder shall be entitled to one vote per share, but there shall be no cumulative voting rights. No shareholder of the Corporation shall have any preemptive right to subscribe to or purchase any new or additional shares of any class of stock or other securities of this Corporation. Any increase in the authorized number of shares, the number of classes of stock or any amendment to these articles must be approved by 51% of the shareholders holding the common stock.

ARTICLE VI:

         No officer or director shall have personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as an officer or director. However, nothing in these Articles shall eliminate or limit the liability of an officer or director:


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         A.       for any breach of the officer's or director's duty of loyalty to the Company;

         B. for acts or omissions not in good faith or that involves intentional misconduct or a knowing violation of the law;

         C.       under Section 302A.559 or 80A.23;

         D. for any transaction from which the director or officer derived an improper personal benefit; or

         E. for any act or omission occurring prior to the date when the provision in the Articles eliminating or limiting liability becomes effective.

ARTICLE VII:

         The undersigned Incorporator hereby certifies that he is authorized to execute these Articles and further certifies that he understands that by signing these Articles, he is subject to the penalties of perjury as set forth in
Section 609.48, as if he had signed these Articles under oath.

         The name, address and signature of the incorporator is as follows:

                  Thomas W. Tripp

                  Suite A-310, 15300 37th Avenue, Plymouth, Minnesota 55446

                  /s/ Thomas William Tripp
                  -------------------------------------






                                                       STATE OF MINNESOTA
                                                       DEPARTMENT OF STATE
                                                              FILED

                                                          JAN 10 2000

                                                       /s/ Mary Kiffmeyer

                                                       SECRETARY OF STATE


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                              CORPORATE BYLAWS FOR

                               VIRTUALMONEY, INC.

                             d/b/a Virtualmoney.com

                           AS REVISED ON JUNE 27, 2000

                               ARTICLE I - OFFICES

SECTION 1. The registered office of Virtualmoney, Inc. (the "Corporation") shall be in the City of Plymouth, County of Hennepin, State of Minnesota and Country of the United States of America.

SECTION 2. The Corporation may also have offices, and/or affiliated organizations, at such other places both within and without the Country of the United States as the Board of Directors may from time to time determine or the business of the Corporation may require.


                            ARTICLE II - SHAREHOLDERS

                              ELECTION OF DIRECTORS

SECTION 1. All meetings of the shareholders for the election of the directors shall be held in the City of Plymouth, at such place as shall be fixed from time to time by the Board of Directors, or at such other place within or without the country of the United States of America as shall be set from time to time by the Board of Directors and stated in the notice of the meeting. Shareholders' meetings for any other purpose may be held at such time and place, within or without the United States of America as shall be stated in the notice of the meeting in a duly executed waiver of notice thereof.

                                 ANNUAL MEETINGS

SECTION 2. Annual meetings of the shareholders, beginning in the year 2000 shall be held no later than May 1st, unless such date is a legal holiday, then on the next secular day following, at 3:30 P.M., or at such date and time as shall be set from time to time by the Board of Directors and stated in the notice of the meeting. At such meetings, the shareholders shall elect by a plurality vote a board of directors and transact such other business as may be brought properly before the meeting. Pursuant to the Articles of Incorporation, there shall be no cumulative voting.


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SECTION 3. Written notice of the annual meeting containing the place, date and hour of the meeting shall be given to each and every shareholder entitled to vote at such meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice shall be considered to have been properly served provided that the notice was posted through the United States mails to the last address provided by the shareholder of the Corporation. Shareholders may change their addresses on file with the Corporation by notifying the Secretary of the Corporation in writing. All such addresses must be postal addresses, such that all notices are deliverable through the United States Post Office. Internet addresses will not be accepted.

                               SHAREHOLDERS' LIST

SECTION 4. The President will personally maintain, or at his or her sole discretion appoint another officer to maintain, the Corporation's stock ledger. The corporate officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. The total number of registered shares shall be properly totaled and displayed on the shareholders' list. Such list shall be available at the Corporation's primary residence for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting. The shareholders list shall also be made available and kept at the place where the meeting is to be held and shall be made so available during the whole meeting for the inspection by any shareholder present at the meeting. A waiver of the notice of the shareholders' meeting, properly signed by a quorum of the shareholders on record, will automatically waive the requirement that the shareholders list be on display for ten (10) days prior to the meeting, but shall not waive the requirement that the shareholders list be present at the meeting and available to all shareholders in attendance.

                         SPECIAL SHAREHOLDERS' MEETINGS

SECTION 5. Special shareholders' meetings for any purpose or purposes, unless otherwise proscribed by statute or the Certificate of Incorporation, may be called by the president and shall be called by the president and the secretary at the request in writing of either a majority of the Board of Directors or of shareholder(s) comprising 30% of the entire capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall be in writing and shall state the purpose or purposes of the proposed meeting.

SECTION 6. Written notice of a special shareholders' meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Special shareholders' meeting must be held within Hennepin County.


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SECTION 7. The agenda of any special shareholders' meeting must be specific in nature and shall be limited to such purpose or purposes stated in the notice.

                              SHAREHOLDERS' QUORUM

SECTION 8. The holders of fifty-one (51%) of the voting stock issued, outstanding and entitled to vote at a shareholders meeting, present in person or present by proxy, shall constitute a quorum at all meetings of the shareholders unless provided for otherwise by statute. If, however, a quorum is not present at a shareholders' meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting without notice other than by announcement at the meeting. At such adjourned meeting, any business may be transacted, which might have been transacted at the meeting as originally notified, so long as the business transacted is approved by the appropriate percentage of shareholders at the reopening of the meeting. If the adjournment is more than thirty days or, if after the adjournment of the meeting, a new record date is fixed for the adjourned meeting; then a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting.

SECTION 9. When a quorum is presented at any meeting, the vote of the holders of a majority of the stock entitled to vote, whether present in person or by proxy, shall decide any matter properly brought before the meeting. If the question is one upon which an express provision or statute or the Certificate of Incorporation requires a different vote, such express provision shall govern.

                                  VOTING RIGHTS

SECTION 10. At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. No proxy, however, shall be voted on after the shareholders' meeting immediately following its date, unless the proxy provides for a longer period. Any and all proxies must be dated and must be revocable, by the shareholder granting the proxy, upon written notice to the Board of Directors. Irrevocable proxies will not be recognized at the shareholders' meetings.

                       WAIVER OF NOTICE, MEETING AND VOTE

SECTION 11. Any action at any annual or special meeting of the shareholders may be taken without a meeting, prior notice and vote, if a consent in writing, setting forth the action to be taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitle to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


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                        ARTICLE III - BOARD OF DIRECTORS

SECTION 1. The number of directors which will constitute the whole board shall be nine (9), unless some other number is approved by a majority vote of the shareholders. The directors shall be elected at the annual meeting of shareholders, and each director elected shall hold office until his or her successor is elected and qualified. Except for the organizational meeting, all those elected to the Board of Directors must be stockholders of record. Those elected to the Board of Directors without being a stockholder must acquire stock ten (10) days prior to the next Board meeting, or their election as a director shall be automatically disqualified upon the commencement of the Board meeting.

SECTION 2. Vacancies and newly created directorships, resulting from the original organization of the Corporation or from any increase in the authorized number of directors, may be filled at the annual shareholders' meeting or by calling a special shareholders' meeting.

SECTION 3. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 4. The Board of Directors of the Corporation may hold both regular and special meetings outside the City of Plymouth, provided that the Corporation cover the travel and lodging expenses of the directors.

SECTION 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors, provided that the schedule of such regular meetings shall be mailed via the U.S. postal service to each director not less then ten (10) days prior to the first meeting set forth on the schedule, or on any revised schedule. No schedule of regular meetings of the Board of Directors shall extend more than twelve (12) months beyond the date it is issued.

SECTION 6. Special meetings of the Board of Directors may be called by the president or any four (4) directors, on seven days' written notice to each director, delivered by the United States mail or via telegram. The written notice of the special meeting must include the signatures of the individual, or individuals, who have called the meeting. In the event that any one or more of the directors are in transit, then the meeting date shall be extended to assure that each director has at least seven (7) days written notice of any special meeting of the Board of Directors. Any subject may be discussed at a special meeting of the Board of Directors, except that any and all such matters that are to be voted upon must be clearly stated in an agenda for the special meeting, which shall be delivered to each director in advance with the written notice of the special meeting. This voting limitation may be waived, and will be considered to have been waived, if all of the elected directors vote for any matter that was not properly disclosed in said agenda.


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SECTION 7. At all meetings, four (4) directors shall represent a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, and a majority of the directors present may adjourn the meeting without additional notice to a future meeting date; except for the provisions of Section 6 which shall govern for special meetings.

SECTION 8. Any action required, or permitted to be taken, at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee consent to such action in writing, and the writing or writings are filed with the minutes of the Board of Directors.

SECTION 9. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute the presence in person at the meeting.

SECTION 10. At the appropriate time, the Board of Directors may initiate and enact any and all such measures (i.e. poison pills), as may be deemed to be prudent and necessary to protect the Corporation and its shareholders from hostile take-over events. A majority of the elected Board of Directors will have the sole power to define "hostile take-over event," provided only that it refer to a proposed takeover that would threaten to overturn the current management control of the Corporation without the approval of the Board of Directors.

                                BOARD COMMITTEES

SECTION 11. The Board of Directors may, by resolution passed by a majority of the elected Board, designate one or more committees, each committee to consist of the president and one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the committee member or members present at any meeting and not disqualified from voting, whether or not he, she or they shall constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 12. Any committee of the Board of Directors, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property or assets, recommending to the shareholders a dissolution of the Corporation or a revocation of the


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dissolution, or amending the Corporate Bylaws; and, unless the Board of
Directors expressly provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or any form of corporate indebtedness.

SECTION 13. At the very least, the Board of Directors shall appoint a Compensation Committee, which shall be comprised of at least three (3) directors including the president, who shall be the only officer appointed to the Compensation Committee. The president shall preside at the Compensation Committee and shall from time to time recommend the compensation, and/or plan of compensation, for each officer, employee and/or independent contractor to the Compensation Committee for its approval. Upon approval by a majority of the Compensation Committee, the Committee shall then submit the approved level or levels of compensation to the Board of Directors for final approval. Nothing stated herein shall prohibit the president from engaging licensed professionals, at a rate that is commensurate with the value of their skills in the marketplace, without the prior approval of the Compensation Committee or the Board of Directors. Nor shall the president be prohibited from engaging personnel on a temporary basis, until their compensation can be approved by the next Compensation Committee and Board of Directors' meetings; provided that no long-term commitments are made until approved pursuant to the terms of this paragraph. The term "compensation" shall include any and all material benefits offered to the Corporation's personnel.

SECTION 14. Each committee of the Board of Directors shall keep the minutes of its meetings and submit a copy of each meeting's minutes to the President for distribution to the Board of Directors within seven (7) days following each committee meeting. Any one, or more, of the directors may submit a minority report, either verbally or in writing, to the Board of Directors on any topic undertaken by the committee. Directors submitting such reports are solely responsible for the dissemination of the minority report. Any and all of the reports made in writing, and presented to the Board of Directors, shall be included in the Corporate Record Book.

                            COMPENSATION OF DIRECTORS

SECTION 15. The Board of Directors shall have the authority to fix the compensation of the directors. Each director shall be paid for his or her expenses, if any, incurred in the attendance of each meeting of the Board of Directors. Conversely, directors may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary; provided only that any and all compensation is reasonable with respect to the relative size of the Corporation's operations. Cash director's fees may only be made from the Corporation's earnings. Any and all such payments must reflect, and be earned over, the term of the director receiving such compensation, and must be prorated if the term of the director is similarly foreshortened for any reason. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation and/or expense reimbursement for committee meetings.


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                              REMOVAL OF DIRECTORS

SECTION 16. Unless otherwise restricted by law, any director or the entire Board of Directors may be removed, with or without cause, by the holder(s) of a majority of shares entitled to vote for the directors at an election. Any Board of Directors' meeting that may be in progress at the time that one or more directors are so removed, shall be adjourned until the new director(s) are properly elected in accordance with the Corporate Bylaws; unless the adjournment is waived by a majority of the shareholders entitled to vote for directors. In the event that a Board of Directors' meeting is adjourned pursuant to this paragraph, then any and all business addressed at said meeting shall be placed in suspension, and not acted upon or carried out, until approved by a majority of the newly constituted Board.

                                ATTENDANCE POLICY

SECTION 17.

         Any director, who is unable to attend a formally called Board meeting, must notify the President prior to said meeting. Upon receiving such notification, the president may at his discretion excuse the absence. Any director with two unexcused absences within a twelve-month period shall be disqualified for further service as a director. In the event that the directors elect to compensate themselves for their services to the Corporation, then such compensation must be allocated in accordance with the attendance of the Board meetings. As such, any absence from a formally called Board meeting will disqualify the absent director for compensation for the missed Board meetings.


                              ARTICLE IV - OFFICERS

SECTION 1. The officers shall be elected by the Board of Directors and shall include a president, one or more vice-presidents, secretary and treasurer. The Board of Directors may also create additional offices, provided that no such additional office shall supercede, or otherwise dilute, the powers granted to the president as the president of the Corporation as established herein by the Corporate Bylaws. Two or more offices may be held by the same person; except the offices of president and treasurer, unless the Corporation has only one officer to serve in such offices. The president may reassign the title, duties and responsibilities of any officer, but shall supply the Board of Directors with a written notice of such reassignment at the subsequent Board of Directors' meeting.

SECTION 2. The compensation of all officers, employees and independent contractors of the Corporation shall be recommended to the Compensation Committee by the president.

SECTION 3. Each officer shall hold office until his or her successor is chosen, qualified and approved by the Board of Directors; except that, any officer elected by the Board of Directors


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may be removed at any time by the president or upon a majority vote of the elected Board of Directors -- unless the terms of a formally approved personal services contract restricts their removal. In the event of any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise; the vacancy may be filed on a temporary basis by the president, but must then be approved by the Board of Directors for the position to be considered permanent.

                                    PRESIDENT

SECTION 4. The president shall be the chief executive officer (CEO) and the chief operating officer (COO) until such time as the president recommends, and the Board of Directors approves, another individual as the chief operating officer. The president shall have broadly defined powers reasonable and necessary to a act as the chief executive officer of the Corporation. The president shall (a) generally supervise the business of the Corporation and its subsidiaries, (b) insure that resolutions of the Board of Directors are carried into effect, (c) perform such duties the Board of Directors by resolution assigns to him or her, (d) preside at all meetings of the Board of Directors, committee meetings and shareholders' meetings, (e) execute debentures, bonds, mortgages and any other contract requiring the formal acknowledgment of the Corporation, (f) sign and issue any and all stock, warrants, options or other securities issued by the Corporation, (g) appoint reasonably qualified individuals to an Advisory Board, subject to notification of the directors at the subsequent Board meeting, and (g) shall have the power to invoke Robert's Rules of Order at any time at any meeting of the Corporation, including all committee, Board and stockholders meetings. No contractual obligation, or security, issued by the Corporation, shall be considered to be valid unless properly signed by the president on the Corporation's behalf. Only the President shall the right to record the proceedings at Committee meetings, Advisory Board meetings, Board of Director meetings and Stockholders meetings, whether such meetings be regular or special meetings. The President shall have the right to record such meetings by whatever means he may deem appropriate without formal notice to those in attendance. The President shall then retain possession and full control over such recordings, including the right to dispose of such recordings at such time as it may be appropriate in his sole discretion.

                         INCAPACITATION OF THE PRESIDENT

SECTION 5. In the event that the president deems necessary: (a) he may declare himself to be legally incapacitated, and (b) he will also define when the incapacitation is over and the president's powers shall be reinstated. During the period of incapacitation, the president shall retain the position of "president," even though ceratin duties may be temporarily assigned to the executive vice-president. In the event that the president declares himself or herself to be incapacitated, the executive vice-president shall perform the duties of the president; except that no contractual obligation, securities or indebtedness shall be entered into or otherwise issued by the Corporation until the president is fully reinstated.


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                             DEATH OF THE PRESIDENT

SECTION 6. In the event of the death of the president: (a) the chief operating officer shall assume the powers of the presidency, assuming a COO has been formerly appointed by the Board of Directors; otherwise (b) the chief financial officer (CFO) shall assume the powers of the presidency; except that, no contractual obligation, securities or indebtedness shall be entered into or otherwise issued by the Corporation until the Board of Directors has appointed a new president.

                            EXECUTIVE VICE-PRESIDENT

SECTION 7. At such time as a chief operating officer is appointed, who is not concurrently the president, then the COO shall be designated as the executive vice-president of the Corporation. The executive vice-president, as the corporate COO, shall oversee the day-to-day operations of the Corporation under the supervision of the president, and shall respond and perform any and all assignments or duties as may be defined for the executive vice-president by either the president or the Board of Directors.

                                VICE-PRESIDENT(S)

SECTION 8. One or more vice-presidents may be appointed by the Board of Directors, which shall have well-defined roles in the Corporation. Generally, each vice-president shall be assigned the responsibility for one major area or function of the Corporation by the Board of Directors. The vice-presidents specific duties and responsibilities will be defined in order of precedence by the Board of Directors, the president and/or the executive vice-president.

                                    SECRETARY

SECTION 9. The secretary shall attend and oversee the keeping of the minutes of the Board of Directors, Committees of the Board and shareholders' meetings. All calls, notices, minutes and other pertinent documents so designated by the Board of Directors shall be kept in the Corporate Record Book, which shall be maintained at the primary office of the Corporation. The secretary shall be responsible for giving notice of any and all meetings for which the notice must be given to shareholders and/or directors. The secretary shall have the custody of the books and records of the corporation as well as its corporate seal, if any, and shall affix it to any instrument requiring it as directed by the president. The secretary shall also have such other duties as may be assigned by the Board of Directors or the president.

                                    TREASURER

SECTION 10. The treasurer shall be the chief financial officer, unless otherwise designated by a


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majority of the elected directors. As the CFO, the treasurer shall (a) have custody of corporate funds and securities, (b) keep full and accurate accounts and receipts and disbursements, (c) deposit all moneys or other receipts of value in such banks or other depositories as may be selected by the Board of Directors or the president, (d) oversee the disbursement of corporate funds as directed to do so by the Board of Directors or the president, (e) submit a current account of the financial condition to the Board of Directors at each Board meeting and to the president upon request and (f) cooperate fully with any and all requests made by the Corporation's auditor, if and when such an auditor may be engaged by the president and approved by the Board of Directors.

                                 CORPORATE BOND

SECTION 11. If required by the Board of Directors, the treasurer and/or other officers shall give the Corporation a bond for the faithful performance of his, her or their office. Such bond shall be in a sum and with a surety approved by the Board of Directors with the expense of such bond to be borne by the Corporation. Any and all officers that are unable to obtain such a bond in the amount directed by the Board of Directors, shall be immediately removed as signatories on any and all accounts maintained by the Corporation. The failure to receive such a bond shall also be considered cause for the removal of said officer in the event that the handling of funds is deemed to be a standard function of his or duties as an officer by the Board of Directors. However, nothing stated herein shall stop the president and/or the Board of Directors from reassigning said officer to duties that do not include the handling of funds.


                         ARTICLE V - STOCK CERTIFICATES

SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the president and the treasurer, unless so issued prior to the approval of these Corporate Bylaws. Each certificate issued shall certify the number of shares of stock the shareholder owns in the Corporation. In case any officer who has signed such a certificate ceases to be an officer of the Corporation before the certificate is issued, it may be issued by the Corporation with the same effect as if that person were the officer at the date of issue.

                              MISSING CERTIFICATES

SECTION 2. In the event a certificate for stock is lost, stolen, mutilated or destroyed, the Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation for the purpose of replacing the certificate that has been alleged to have been lost, stolen, mutilated or destroyed, upon such terms as the Board may require of the owner of said certificate, or his or her legal representative. The terms requested by the Board may include the owner's obligation to furnish the Corporation with a bond sufficient to indemnify it against any claim that may be made against it related to the lost, stolen, mutilated or destroyed certificate.


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                            ARTICLE VI - RECORD DATE

SECTION 1. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing at a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change or conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty
(60) days nor less than ten (10) days before the date of such meeting, nor any more than sixty (60) days prior to any other action.

SECTION 2. A determination of the shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment to the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 3. The record date for any newly issued, or transferred, voting stock shall be not less than ten (10) days following the date of the proper issuance of said stock as certified by the signature of the president and secretary on the issued stock certificate.


                             ARTICLE VII - DIVIDENDS

         The Corporation is a development stage company and will pay no dividends for the foreseeable future. Such profits as may be developed by the Corporation shall be used exclusively for the future growth and development of the Corporation and its subsidiaries. Any change in this dividend policy shall require the approval of both a majority of the shareholders and a majority of the elected directors.


                           ARTICLE VIII - FISCAL YEAR

         The fiscal year of the Corporation shall (a) begin on January 1st and end on December 31st, or (b) otherwise be fixed by the Board of Directors.


                          ARTICLE IX - INDEMNIFICATION

SECTION 1. Each person who was or is threatened to be made a party to, or is otherwise potentially involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter


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called a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of Minnesota, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Corporation to provided broader indemnification rights that such law permitted the Corporation to provide prior to the amendment) against all costs, charges, expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in the settlement) reasonably incurred or suffered by such person in connection herewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent (or to serve another entity at the request of the Corporation) and shall inure to the benefit of such person's heirs, personal representatives, and estate; PROVIDED HOWEVER, that, except as provided in
Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or any part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Corporation. The rights to indemnification refereed to in this Article shall include the right to be paid by the Corporation any expenses incurred in defending such proceeding in advance of its final disposition; PROVIDED HOWEVER, that, if the laws of the State of Minnesota requires, payment shall be made to or on behalf of a person only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article shall be deemed to be a contract between the Corporation and each person who serves in the capacities described above at any time while this Article is in effect. Any repeal or modification of this Article shall not in any way diminish any rights to indemnification of such person of the obligations of the Corporation hereunder.

                         RIGHT OF CLAIMANT TO BRING SUIT

SECTION 2. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting and/or defending such claim. In any action brought by the claimant to enforce a right of indemnification hereunder or by the Corporation to recover payments by the Corporation of expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Article or otherwise shall be in the Corporation. Neither the failure of the Corporation (including its Board of Directors independent legal counsels or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of Minnesota, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsels, or its shareholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

                            NON-EXCLUSIVITY OF RIGHTS

SECTION 3. The right to indemnification and the payment of expenses incurred in defending such a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Corporate Bylaws, an agreement, a vote of the Corporation's shareholders or of disinterested Corporation directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Corporation as director or officer or to serve another entity at the request of the Corporation.

                                    INSURANCE

SECTION 4. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against expense, liability of loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the laws of the State of Minnesota.

                              INDEMNITY AGREEMENTS

SECTION 5. The Corporation may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the fullest extent of the provisions of Article X.

                 INDEMNIFICATION OF EMPLOYEES AND OF THE COMPANY

SECTION 6. The Corporation may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, thereby authorizing the Corporation to pay the expenses incurred in defending any proceeding in advance of its final disposition, to any director, officer, employee or agent of the Corporation to the fullest extent of the provision of Article X.

                               ARTICLE XI - CHECKS

         All checks or drafts for money or notes of the Corporation shall be signed by such officers as the Board of Directors may from time to time designate. Unless otherwise determined by the Board, all corporate checks in excess of one thousand dollars ($1,000) issued from the Corporation's operating account, payroll account or any such other account, shall require the signatures of at least two individuals with each having at least one or more of the following titles: president, executive vice-president, treasurer or secretary. All checks issued by the Corporation's real estate trust account, if any, shall require the signature of the licensed broker of record for the Corporation and at least one other officer with one or more of the aforementioned titles. Any and all checks in excess of one thousand dollars ($1,000) that are inadvertently issued by the individual signature of any director, officer or employee, who is otherwise a signatory on any Corporate account, must be approved at the subsequent Board of Directors' meeting; or otherwise the non-approved sum must then be reimbursed by said director, officer or employee to the Corporation. This Article shall apply only to such checks that are written from the date of the approval and enactment of these Corporate Bylaws.


                          ARTICLE XII - CORPORATE SEAL

         If the Board of Directors so designates, the Corporation shall have a corporate seal. If acquired, the corporate seal shall be inscribed with the name of the corporation and/or its d/b/a and the words "Corporate Seal" and "Minnesota."


                            ARTICLE XIII - AMENDMENTS

SECTION 1. The Board of Directors shall have the power at any regular meeting, or at any special meeting, if notice thereof be included in the notice of such special meeting, to enact, alter or repeal any bylaws, except that the Board of Directors shall not alter or repeal any bylaws made by the shareholders. It being agreed and understood that these Corporate Bylaws have been made by the shareholders, and, as such, can only be altered or repealed by the shareholders as stated in Section 2 of this Article. As such, it is understood that the Board of Directors is limited to enacting, altering or repealing any new bylaws that they may devise, provided that such new bylaws shall not take precedence over any of the subject matter covered by these Corporate Bylaws as approved by the shareholders.

SECTION 2. The shareholders shall have the power, at any annual meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the Corporation and to make new bylaws.

                           ARTICLE XIV - SEVERABILITY

         In the event that any word(s), sentence(s), paragraph(s), Section(s) or Article(s) of these corporate Bylaws is or are adjudicated, by a court of law in the State of Minnesota with the proper legal authority, to be illegal or otherwise unenforceable; then said word(s), sentence(s), paragraph(s), Section(s) or Article(s) shall be deemed to have been deleted as if it or they were never included herein; however, each and every other word, sentence, paragraph, Section and Article of these Corporate Bylaws shall be fully enforceable.


         THE UNDERSIGNED HEREBY WITNESSES THAT THE CORPORATE BYLAWS STATED HEREIN HAVE BEEN FORMALLY ACCEPTED ON ________________ BY THE SHAREHOLDERS.




___________________________________               DATE: _______________
THOMAS W. TRIPP, INCORPORATOR